                                                                    Exhibit 23.2

[RYDER SCOTT COMPANY LOGO]

RYDER SCOTT COMPANY
---------------------
PETROLEUM CONSULTANTS

                                                              FAX (713) 651-0849
1100 LOUISIANA  SUITE 3800  HOUSTON, TEXAS 77002-5218   TELEPHONE (713) 651-9191





                                    CONSENT

      As independent petroleum and natural gas consultants, we hereby consent to the use of our name in the Annual Report of Columbia Energy Group, to the Securities and Exchange Commission on Form 10-K, and any Registration Statement of Columbia Energy Group, relating to the issue of securities to the public during 2001. We have no interest of a substantial or material nature in Columbia Energy Group, or in any affiliate. We have not been employed on a contingent basis, and we are not connected with Columbia Energy Group, or any affiliate as a promoter, underwriter, voting trustee, director, officer, employee, or affiliate.



                                        /s/ Ryder Scott Company, L.P.


                                        RYDER SCOTT COMPANY, L.P.

Houston, Texas
February 1, 2002






1100 530-8TH AVENUE, S.W.         CALGARY, ALBERTA TRP 358    TEL (403) 262-2799
FAX (403) 262-2790

600 17TH STREET, SUITE 1610N    DENVER, COLORADO 80202-5416   TEL (303) 623-9147
FAX (303) 623-4258